Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports First Quarter 2012 Financial Results

LITTLETON, MA—(MARKET WIRE)—May 8, 2012— Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading multi-channel retailer of equestrian products, today reported financial results for the first quarter ended March 31, 2012.

Total net revenues increased 5.8% or $1.0 million to $18.3 million, compared with $17.3 million achieved in the first quarter of 2011. Retail channel revenues increased 30.8% to $6.8 million from $5.2 million, while direct channel revenues decreased 5.0% or $0.6 million to $11.5 million. In the first quarter of 2012, the Company recognized $727,094 of revenue due to a one-time benefit from a re-assessment of the Company’s gift card program.

“During the first quarter of 2012 our retail stores continued to outperform expectations as a result of our excellent in-stock position,” commented Stephen L. Day, president and CEO of Dover Saddlery. “Direct sales were negatively impacted by a combination of the warm winter weather which suppressed cold weather seasonal items and a challenging website conversion that took longer than expected. Our new website now offers improved search and functionality, as well as better images, resulting in greatly increased traffic.”

In the first quarter of 2012, the Company recognized gift card breakage revenue of $727, 094, explained as follows. Proceeds from the sale of gift cards are recognized as net revenues when the cards are redeemed or if the likelihood of redemption is remote (referred to as “gift card breakage income”). During the first quarter, Dover Saddlery completed an assessment of the gift card program breakage which has resulted in a one-time benefit to revenue in the first quarter .of 2012. Gift card breakage revenue in the first quarter was $727,094 which includes a cumulative impact of $684,007. There was no breakage revenue recorded for the same period in 2011. The first quarter is generally the weakest quarter in equestrian retailing, indeed the first quarter of 2011 was the first quarter since 2006 which recorded a net profit. The first quarter of 2012 should be reviewed in light of the one-time benefit to revenue from the gift card breakage that resulted in a significant contribution to income from operations.

Gross profit margins increased 0.6% to 38.6% in the first quarter of 2012 and selling, general and administrative expenses increased by 1.5% to 35.7% of revenues.

Net income for the first quarter of 2012 increased to $221,000, or $0.04 per diluted share, compared to a net income of $125,000, or $0.02 per diluted share, achieved in the first quarter of 2011.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 4:30 P.M. ET today to discuss the first quarter 2012 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/; this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2012, the prospects for overall revenue growth, gift-card breakage, gross margins and profitability, and high fulfillment rates and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011

Revenues, net- direct	$11,460	$12,067
Revenues, net – retail stores	6,828	5,218

Revenues, net – total	$18,288	$17,285
Cost of revenues	11,229	10,717

Gross profit	7,059	6,568
Selling, general and administrative expenses	6,537	5,920

Income from operations	522	648
Interest expense, financing and other related costs, net	108	374
Other investment (income) loss, net	(7)	21

Income before income tax provision	421	253
Provision for income taxes	200	128

Net income	$221	$125

Net income per share
Basic	$0.04	$0.02

Diluted	$0.04	$0.02

Number of shares used in per share calculation
Basic	5,333,000	5,287,000
Diluted	5,591,000	5,442,000

Other Operating Data:

Number of retail stores(1)	15	13
Capital expenditures	442	121
Gross profit margin	38.6%	38.0%

(1)	Includes fourteen Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
 (In thousands, unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Net income	$221	$125

Other comprehensive loss:
Change in fair value of interest rate swap contract, net of tax	(10)	—

Total comprehensive income	$231	$125

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	Dec. 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$180	$313
Accounts receivable	631	811
Inventory	20,202	19,383
Prepaid catalog costs	1,317	1,273
Prepaid expenses and other current assets	904	896
Deferred income taxes	247	261

Total current assets	23,481	22,937
Net property and equipment	3,902	3,667

Other assets:
Deferred income taxes	1,050	1,018
Intangibles and other assets, net	596	571

Total other assets	1,646	1,589

Total assets	$29,029	$28,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$500	$1,100
Accounts payable	1,979	2,201
Accrued expenses and other current liabilities	3,725	5,741
Income taxes payable	244	308
Total current liabilities	6,448	9,350

Long-term liabilities:
Revolving line of credit	4,455	987
Term note	5,500	5,500
Capital lease obligation, net of current portion	10	16
Interest rate swap contract	305	322

Total long-term liabilities	10,270	6,825
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 5,332,738 issued and outstanding as of March 31, 2012 and December 31, 2011	1	1
Additional paid in capital	45,779	45,716
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(180)	(190)
Accumulated deficit	(27,207)	(27,427)

Total stockholders’ equity	12,311	12,018

Total liabilities and stockholders’ equity	$29,029	$28,193

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31,	March 31, 2011
	2012
Net income	$221	$125
Depreciation	207	181
Amortization of intangible assets	—	2
Stock-based compensation	63	62
Interest expense, financing and other related	108	374
costs, net
Other investment (income) loss, net	(7)	21
Provision for income taxes	200	128

Adjusted EBITDA	$792	$893